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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 15, 2005

                                EFC BANCORP, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

     Delaware                 1-13605                   36-4193304
-------------------           -------                   ----------
(State or other         (Commission File Number)        (IRS Employer
jurisdiction of                                         Identification No.)
incorporation)

1695 Larkin Avenue, Elgin, Illinois                     60123
-----------------------------------                     -----
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:   (847) 741-3900
                                                      --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b)  under the
    Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
            ------------------------------------------

      On February 15, 2005, the Board of Directors of EFC Bancorp, Inc. (the "Company") approved amendments to the employment agreements previously entered into with Barrett J. O'Connor, Chief Executive Officer of the Company, and James
J. Kovac, President, Chief Operating Officer and Treasurer of the Company. These amendments clarify the methodology used to determine the benefits Messrs. O'Connor and Kovac would receive under their respective employment agreement in the event of a change in control of the Company. The amendments are filed herewith as exhibits.

      On February 15, 2005, the Board of Directors of the Company also approved an amendment to the Three-Year Change in Control Agreement previously entered into with Leo M. Flanagan, Jr., Chairman of the Board of the Company. This amendment clarifies the methodology used to determine the benefits Mr. Flanagan would receive under his Change in Control Agreement in the event of a change in control of the Company. The amendment is filed herewith as an exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
            ---------------------------------

      Exhibit 10.1 Amendment to the EFC Bancorp, Inc. Employment Agreement with Barrett J. O'Connor

      Exhibit 10.2 Amendment to the EFC Bancorp, Inc. Employment Agreement with James J. Kovac

      Exhibit 10.3 Amendment to the EFC Bancorp, Inc. Three-Year Change in Control Agreement with Leo M. Flanagan, Jr.






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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EFC BANCORP, INC.




Date: February 16, 2005              By:/s/ James J. Kovac
                                        ----------------------------------------
                                        James J. Kovac
                                        President, Chief Operating Officer and
                                        Treasurer